Muncy Columbia Financial Corporation 10-Q

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of Muncy Columbia Financial Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lance O. Diehl, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lance O. Diehl
Lance O. Diehl President and Chief Executive Officer (Principal Executive Officer)

May 9, 2025

The forgoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Muncy Columbia Financial Corporation and will be retained by Muncy Columbia Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.